ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on March 13, 2014, by and among SED INTERNATIONAL HOLDINGS, INC., a Georgia corporation (“Parent”), SED INTERNATIONAL, INC., a Georgia corporation (“SED”; Parent and SED are collectively referred to herein as “Borrowers” and each individually as “Borrower”), the parties to the Loan Agreement (as hereinafter defined) from time to time as lenders (collectively, “Lenders” and each individually, a “Lender”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association and successor-by-merger to Wachovia Bank, National Association, in its capacity as agent for Lenders (together with its successors in such capacity, “Agent”).

Recitals:

WHEREAS, Borrowers, Agent and Lenders are parties to that certain Loan and Security Agreement dated September 21, 2005 (as at any time amended, restated, modified or supplemented, the “Loan Agreement”), pursuant to which Lenders have made certain revolving credit loans and other financial accommodations to Borrowers; and

WHEREAS, as of the date hereof, Borrowers each acknowledge and agree that the Existing Specified Defaults (as such term is defined in the Notice of Default) have occurred and are continuing.

NOW, THEREFORE, the parties desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.              Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.              Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a)                By deleting the definitions of “Applicable Margin” “Inventory Loan Limit”, “Foreign Accounts Loan Limit,” “Foreign Accounts (Uninsured) Loan Limit,” “Letter of Credit Limit”, “Maximum Credit” and “Revolving Loan Limit” contained in Section 1 of the Loan Agreement and by substituting the following new definitions in lieu thereof, respectively:

1.9 “Applicable Margin” shall mean (a) 1.75%, with respect to Prime Rate Loans, and (b) 3.75%, with respect to Three Month Fixed Eurodollar Rate Loans. Upon the occurrence and during the continuance of an Event of Default, at the option of the Agent, the Applicable Margin shall increase by two percent (2%) for (1) the period from and after the date of termination or non-renewal hereof until Lenders have received full and final payment of all Obligations and (2) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent.

1.72 “Inventory Loan Limit” shall mean at any time, the amount equal to $2,000,000 minus Letters of Credit to the extent provided in the Borrowing Base.

"Foreign Accounts Loan Limit" shall mean an amount equal to $1,500,000.

"Foreign Accounts (Uninsured) Loan Limit" shall mean the amount of $500,000.

1.77 “Letter of Credit Limit” means $250,000.

1.87 “Maximum Credit” shall mean $7,500,000

1.111 “Revolving Loan Limit” shall mean an amount equal to $7,500,000.

(b)               By adding the following new definition of “Special Availability Reserve” to Section 1 of the Loan Agreement:

“Special Availability Reserve” shall mean $3,750,000.

(c)                By adding the following new definition of “EBITDA” to Section 1 of the Loan Agreement:

"EBITDA" means for any specified period the sum of (A) the aggregate net income of Borrowers for such period (computed without regard to any extraordinary items of gain or loss) plus (B) to the extent deducted from (or included in) revenue in computing net income of Borrowers for such period, the sum of (1) interest expense plus (2) income tax expense plus (3) depreciation and amortization plus (4) extraordinary items (but excluding any items arising from any foreign currency fluctuations or events) plus (5) non-cash losses plus (or minus) (6) non-recurring items minus (7) non-cash gains minus (8) earnings from any Foreign Subsidiary of any Borrower unless cash or Cash Equivalents are received by Borrowers as distributions from such Foreign Subsidiary.”

(d)               By adding the following new definition of “Eleventh Amendment Date” to Section 1 of the Loan Agreement:

“Eleventh Amendment Date” shall mean March 13, 2014.

(e)                By adding the following new definition of “Notice of Default” to Section 1 of the Loan Agreement:

“Notice of Default” shall mean the letter Re: Notice of Event of Default, dated October 29, 2013, from the Agent to the Borrowers.

(f)                By amending and restating, in its entirety, clause (i) of the definition of “Reserves” (Section 1.110) to read as follows:

“(i) the Special Availability Reserve,”

(g)               By amending and restating Section 9.22(f) of the Loan Agreement in its entirety to read as follows:

“(f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations or appraisals of the Collateral and such Borrower's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $850 per person per day), which out-of- pocket expenses, costs and per-diem charges shall not exceed $12,500 per field examination; provided, that, so long as no Default or Event of Default exists, Borrowers shall not be required to pay to Agent or reimburse Agent for the expenses, costs and charges for more than (1) inventory appraisal and no more than three (3) field examinations during such twelve month period; the foregoing limitations on payment and reimbursement of expenses, costs and charges shall not be construed to limit Agent's or any Lender's right to conduct field examinations and appraisals of the Collateral as otherwise permitted under this Agreement;”

(h)               By deleting Section 9.17 of the Loan Agreement.

(i)                 By deleting Schedule 1.97 “Permitted Holders” to the Loan Agreement in its entirety and by substituting Schedule 1.97 attached hereto in lieu thereof.

3.             Unused Line Fee. For purposes of calculating the Unused Line Fee under the Loan Agreement, upon the satisfaction of the conditions set forth in Section 11 of the Amendment, the Revolving Loan Limit shall be deemed to be $7,500,000 as of the Eleventh Amendment Date.

4.             Adjusted Eurodollar Rate Loans. As of the Eleventh Amendment Date, all references in the Financing Agreements to (a) “Eurodollar Rate Loans” shall be deemed references to “Three Month Fixed Eurodollar Rate Loans”, (b) the “Applicable Margin For Adjusted Eurodollar Rate Loans: shall be deemed references to the “Applicable Margin for Three Month Fixed Eurodollar Rate Loans,” and (c) the “Adjusted Eurodollar Rate” shall be deemed references to the “Three Month Fixed Eurodollar Rate.” As of the effective date of this Amendment no requests for Alternative Eurodollar Rate Loans shall be made by Borrowers or honored by Agent under the Loan Agreement.

5.             Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Financing Agreements and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Financing Agreements. Each Borrower hereby acknowledges, confirms and agrees that the obligations, liabilities and indebtedness owing by it to Agent and Lenders for the payment and performance of the Obligations pursuant to the Financing Agreements are unconditionally due and owing to Agent and Lenders without offset, defense or counterclaim of any kind, nature or description whatsoever.

6.             Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Financing Agreements executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); and the security interests and liens granted by Borrowers in favor of Agent are duly perfected, first priority security interests and liens, subject only to liens and other encumbrances permitted under the Loan Agreement.

7.             Waiver of Existing Event of Default.

(a)                Each Borrower hereby acknowledges and agrees that the “Existing Event of Default” (as such term is defined in the Notice of Default) has occurred and is continuing, and constitutes an Event of Default and, entitles Lenders to cease making and providing Revolving Loans, Letters of Credit and other financial and credit accommodations otherwise available under the Loan Agreement and the other Financing Agreements and to exercise their other rights and remedies under the Financing Agreements, applicable law or otherwise. Agent and Lenders have agreed that upon the satisfaction of the conditions precedent set forth in Section 11 below, the Existing Event of Default shall be deemed waived.

(b)               Agent and Lenders have not waived, and are not by this Amendment waiving and have no intention of waiving, any Defaults or Events of Default (other than the Existing Event of Default) that have occurred or which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof (whether the same or similar to the Existing Event of Defaults or otherwise), and, Agent and Lenders have not agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof.

8.             Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

9.             Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

10.           Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

11.           Conditions Precedent. The effectiveness of the amendments contained in Sections 2, 3, and 4 hereof is subject to the delivery to Agent of the following documents, each in form and substance satisfactory to Agent:

(a)                an original counterpart of this Amendment executed by each Borrower; and

(b)               such other documents, instruments and agreements as the Agent may require, in each case in form and substance satisfactory to Agent.

12.           Expenses of Agent. In consideration of Agent’s and Lenders’ willingness to enter into this Amendment as set forth herein, Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Amendment and any other Financing Agreements executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

13.           Effectiveness; Governing Law. This Amendment shall be effective upon acceptance by Agent and Lenders (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

14.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.           No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Financing Agreements, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

16.           Counterparts; Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

17.           Further Assurances. Each Borrower agrees to take such further actions as Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

18.           Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

19.           Release of Claims. To induce Agent and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agent and each Lender, and all officers, directors, agents, employees, successors and assigns of Agent and each Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, which are known to such Borrower, that such Borrower now has or ever had against Agent and any Lender arising under or in connection with any of the Financing Agreements or otherwise. Each Borrower represents and warrants to Agent and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agent or any Lender.

20.           Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures appear on following page.]

IN WITNESS WHEREOF, the Borrowers have caused this Amendment to be duly executed under seal and delivered in Atlanta, Georgia by their respective duly authorized officers on the date first written above.

SED INTERNATIONAL HOLDINGS, INC.

By: /s/ Sham Gad
Name: Sham Gad
Title: Chairman and CEO

SED INTERNATIONAL, INC.

By: /s/ Sham Gad
Name: Sham Gad
Title: Chairman and CEO

Accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and sole Lender

By: Sherrill Grant
Name: Sherrill Grant
Title: Authorized Signatory

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